UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: November 20, 2013

Date of earliest event reported: November 19, 2013

MRC GLOBAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35479	20-5956993
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2 Houston Center, 909 Fannin, Suite 3100,

Houston, TX 77010

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 294-7574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Term Loan

On November 19, 2013, MRC Global Inc. (the “Company”) entered into a Refinancing Amendment and Incremental Joinder Agreement (the “Amendment”) relating to the Term Loan Credit Agreement, dated as of November 9, 2012 (the “Credit Agreement”), among the Company, as a guarantor, McJunkin Red Man Corporation, as the Borrower (the “Borrower”), the other subsidiaries of the Company from time to time party thereto as guarantors, the several lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent (the “Agent”), U.S. Bank National Association, as Collateral Trustee, and the other parties thereto. Pursuant to the Amendment, the Agent and the lenders party thereto agreed to refinance the full $643.5 million principal amount of term loans currently outstanding under the Credit Agreement (the “Refinanced Term Loans”) and to extend an incremental term loan facility (the “Incremental Term Loans”) to the Borrower in an aggregate principal amount of $150.0 million. The proceeds of the Incremental Term Loans will be used to repay amounts outstanding under the Company’s Global ABL Facility and for working capital and other general corporate purposes.

The Amendment also reduces the interest rate applicable to loans thereunder by lowering the interest rate floor for base rate loans from 2.25% to 2.00% and the interest rate floor for LIBOR loans from 1.25% to 1.00%, and by decreasing the margin for base rate loans from 400 basis points to 300 basis points and the margin for LIBOR loans from 500 basis points to 400 basis points. These margins will continue to be subject to a 25 basis point step down if the Company’s consolidated total leverage ratio (as defined under the Credit Agreement) is less than 2.50 to 1.00. These new interest rate terms will be applicable to both the Refinanced Term Loans and the Incremental Term Loans. The final maturity of the Refinanced Term Loans and the Incremental Term Loans was not changed by the Amendment and remains November 9, 2019.

At the closing of the Amendment, the Borrower paid to the lead arrangers a fee equal to $1 million plus an amount equal to 1.00% of the principal amount of the Incremental Term Loans for a total of $2.5 million.

For a complete description of the terms of the Amendment, see the Refinancing Amendment and Incremental Joinder Agreement, dated November 19, 2013, which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure required by this item is included in Item 1.01 above and is incorporated by reference.

Item 8.01	Other Events

On November 19, 2013, the Company issued a press release announcing the closing of the Amendment.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

10.1	Refinancing Amendment and Incremental Joinder Agreement, dated as of November 19, 2013, among McJunkin Red Man Corporation, as the Borrower, MRC Global Inc., as Guarantor, each other Subsidiary Guarantor party thereto, the lenders party thereto and Bank of America, N.A., as Administrative Agent

99.1	Press release dated November 19, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2013

MRC GLOBAL INC.

By:	/s/ Daniel J. Churay
Daniel J. Churay
Executive Vice President-Corporate Affairs, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Refinancing Amendment and Incremental Joinder Agreement, dated as of November 19, 2013, among McJunkin Red Man Corporation, as the Borrower, MRC Global Inc., as Guarantor, each other Subsidiary Guarantor party thereto, the lenders party thereto and Bank of America, N.A., as Administrative Agent

99.1	Press release dated November 19, 2013

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